HomeStreet, Inc. Reports Second Quarter 2014 Results
Net Income of $9.4 Million, or $0.63 per Diluted Share
SEATTLE – July 28, 2014 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today announced net income of $9.4 million, or $0.63 per diluted share, for the second quarter of 2014, compared to net income of $2.3 million, or $0.15 per share, for the first quarter of 2014 and net income of $12.1 million, or $0.82 per share, for the second quarter of 2013.

•	Consolidated results:

◦
Excluding acquisition-related expenses of $606 thousand and $838 thousand, net income was $9.8 million*, or $0.65* per diluted share, for the second quarter of 2014, compared to $2.8 million*, or $0.19* per share, for the first quarter of 2014.

◦	Tangible book value per share increased to $18.42 per share as of June 30, 2014 compared to $17.47 per share at March 31, 2014.

◦	Year-to-date return on average tangible equity is 8.82%.

◦
On June 30, 2014, the Company successfully closed the sale of the rights to service $2.96 billion of single family mortgage loans serviced for Fannie Mae to SunTrust Mortgage, Inc., representing 24.3% of HomeStreet’s total single family mortgage loans serviced for others portfolio as of March 31, 2014. The sale resulted in an increase of $4.7 million in pre-tax mortgage servicing income during the quarter.

◦
During the quarter, we sold $210.7 million of loans that had been transferred in March from the held for investment portfolio into loans held for sale and recognized $3.9 million in pre-tax net gain on single family mortgage origination and sale activities from the sales.

◦	Net interest margin of 3.48% compared to 3.51% in the first quarter of 2014 and 3.10% in the second quarter of 2013.

◦
Deposit balances of $2.42 billion increased 2.0% from the first quarter of 2014 and 23.2% from the second quarter of 2013. Transaction and savings deposits increased 6.1% and 29.6% and noninterest-bearing checking and savings deposits grew 7.4% and 94.5% during the same periods.

•	Segment results:

◦	Commercial and Consumer Banking

▪
Commercial and Consumer Banking segment net income, excluding acquisition-related expenses, was $4.1 million*, compared to net income of $4.7 million* for the first quarter of 2014 and $2.0 million* for the second quarter of 2013.

▪	Total deposits of $2.42 billion increased 2.0% from March 31, 2014. Transaction and savings deposits increased to $1.72 billion, up 6.1% from $1.62 billion at

March 31, 2014. Noninterest-bearing deposits increased to $235.8 million, or 9.8% of total deposits, up from $219.7 million, or 9.3% of total deposits at March 31, 2014.

▪	Loans held for investment increased 9.0% to $1.81 billion from $1.66 billion at March 31, 2014. New loan commitments totaled $272.2 million in the quarter.

▪	Classified assets and nonperforming assets ended the quarter at 1.24% and 1.00% of total assets, respectively, down from 1.50% and 1.12% of total assets at March 31, 2014.
◦Mortgage Banking

▪	Mortgage Banking segment net income was $5.6 million, compared to a net loss of $1.8 million in the first quarter of 2014 and net income of $10.1 million in the second quarter of 2013.

▪	Single family mortgage interest rate lock commitments were $1.2 billion, up 49.6% from the first quarter of 2014 and down 15.6% from the second quarter of 2013.

▪	Single family mortgage closed loan volume was $1.10 billion, up 63.2% from the first quarter of 2014 and down 15.8% from the second quarter of 2013.

▪	Net gain on single family mortgage origination and sale activities was $37.0 million, up 52.2% from the first quarter of 2014 and down 28.4% from the second quarter of 2013.

▪
The portfolio of single family loans serviced for others decreased to $9.90 billion at quarter-end, down 18.9% from $12.2 billion at March 31, 2014 and down 4.9% from $10.4 billion at June 30, 2013. On June 30, 2014, the Company sold the rights to service $2.96 billion of single family loans.

▪
Single family mortgage servicing income was $9.6 million, up from $7.5 million in the first quarter of 2014 and up from $1.9 million in the second quarter of 2013. Mortgage servicing income for the current quarter includes $4.7 million, net of transaction costs, of pre-tax income resulting from the sale of single family MSRs.

▪
HomeStreet maintained its position as the number one originator by volume of purchase mortgages in the Pacific Northwest (Washington, Oregon and Idaho) and in the Puget Sound region, based on the combined originations of HomeStreet and loans originated through an affiliated business arrangement known as WMS Series LLC.

"Our mortgage origination business returned to profitability in the second quarter. Our long-term strategy of continuing to grow our retail mortgage banking franchise helped us grow our closed loan production at two to three times the rate of the industry in the second quarter,” said CEO Mark K. Mason. “This additional loan volume, in conjunction with our efforts to improve production efficiency, resulted in a substantial decrease in the cost per unit to produce loans in the quarter.

"We continue to believe we are on track to meet or exceed last year’s origination volume, despite a recent softening of growth in the national and regional markets. We also maintained our position as the top lender for purchase mortgage originations in Puget Sound and the three-state Pacific Northwest region. Additionally, California’s mortgage originations comprised 20% of the Company's closed loan volume in the second quarter.

"Our commercial and consumer banking business continued to expand, with strong loan production and loan portfolio growth. We target growth in our interest-earning assets of 5% or more per quarter, subject to liquidity and capital constraints. We opened one new retail deposit branch this quarter, with another opening in July, in our core market of Seattle, with two more scheduled for the second half of this year. We are happy to report that the core deposit growth trajectory for each of our de novo branches over the last two years continues to be at or above our expectations.

"And, in the quarter we successfully closed two important transactions; we sold approximately $211 million of single family mortgages as part of our efforts to reduce mortgage concentration in our held for investment loan portfolio, and we sold a portion of our mortgage servicing rights at a very attractive price. The strong interest in the secondary market for our loans and related mortgage servicing rights is gratifying and reflects the quality of our lending and value of these assets.”

Consolidated Results of Operations
Net Interest Income
Net interest income in the second quarter of 2014 was $23.1 million, up $435 thousand, or 1.9%, from the first quarter of 2014 and up $5.7 million, or 32.9%, from the second quarter of 2013. In the second quarter of 2014, net interest margin, on a tax equivalent basis, was 3.48% compared to 3.51% in the first quarter of 2014 and 3.10% in the second quarter of 2013.
The change in our net interest margin from the first quarter of 2014 resulted primarily from a six basis point decrease in yields on average interest-earning assets, primarily driven by lower yields on loans. The net interest margin increase from the second quarter of 2013 resulted from a 30 basis point increase in yields on average interest-earning assets, mostly due to higher yields on higher average balances of portfolio loans, as well as a 11 basis point decline in the cost of funds.
Total average interest-earning assets in the second quarter of 2014 increased $69.6 million, or 2.62%, compared to the first quarter of 2014 as higher loan balances were partially offset by a decline in investment securities. Interest-earning assets increased $402.5 million, or 17.3%, compared to the second quarter of 2013, primarily as a result of growth in loan balances, both from originations and from acquisitions. Total average interest-bearing deposit balances increased from the prior periods primarily due to acquisition-related growth in transaction and savings deposits.
Noninterest Income
Noninterest income in the second quarter of 2014 was $53.7 million, up $18.9 million, or 54.6%, from $34.7 million in the first quarter of 2014 and down $3.9 million, or 6.8%, from $57.6 million in the second quarter of 2013. The increase from the prior quarter was primarily due to a $16.3 million increase in net gain on mortgage origination and sale activities driven by increased interest rate lock volume and a $3.9 million pre-tax gain from the sale of loans that were previously transferred out of the held for investment portfolio. The decrease in noninterest income from the second quarter of 2013 was primarily the result of lower net gain on mortgage origination and sale activities due mostly to the significant reduction in mortgage refinance volumes driven by higher mortgage interest rates, as well as compression in the Composite Margin due to competitive pricing pressures and shifts in product mix. These decreases were partially offset by higher purchase mortgage volume and an $8.0 million increase in mortgage servicing income. The increase in mortgage servicing income was primarily the result of $4.7 million of pre-tax income from the sale of single family MSRs and improved risk management results.
Noninterest Expense
Noninterest expense for the second quarter of 2014 was $63.0 million compared with $56.1 million for the first quarter of 2014 and $56.7 million in the second quarter of 2013. Excluding acquisition-related expenses, noninterest expense for the second quarter of 2014 was $62.4 million*, compared to $55.3 million* for the first quarter of 2014. The increase of $7.1 million, or 12.9%, from the first quarter of 2014 was primarily due to increased salaries and related costs, including commissions, resulting from a 63% increase in mortgage closed loan volume. The increase from the second quarter of 2013 was primarily due to increased salary and related costs and other expenses related to acquisitions and organic growth. At June 30, 2014, we had 1,546 full-time equivalent employees, an 18.1% increase from 1,309 employees at June 30, 2013. During the 12-month period ending June 30, 2014, the Company added 21 home loan centers and eight retail deposit branches to bring our total home loan centers to 50 and our total retail deposit branches to 31.
Income Taxes
The Company's income tax expense was $4.5 million for the quarter. The Company's effective income tax rate was 32.3% for the second quarter of 2014, compared to 31.6% for the full year 2013. Our effective income tax rate in the second quarter of 2014 differed from the Federal statutory tax rate of 35% due to state income taxes on income in Oregon, Hawaii, California and Idaho and tax-exempt interest income.
Business Segments
Commercial and Consumer Banking Segment
Net income for the Commercial and Consumer Banking segment in the second quarter of 2014 was $3.8 million, compared to $4.1 million in the first quarter of 2014. Excluding acquisition-related expenses incurred in both periods, net income decreased $514 thousand, or 11.0%, to $4.1 million*, compared to net income of $4.7 million* in the first quarter of 2014. Results for the quarter included a $3.9 million pre-tax net gain on mortgage loan origination and sale activities related to the sale of mortgage loans previously transferred out of the held for investment portfolio compared to a $664 thousand pre-tax gain on sale in the first quarter of 2014. Results for the first quarter of 2014 included a $1.5 million reversal of reserve compared to no reserve in the second quarter of 2014. Commercial and Consumer Banking segment net income, excluding acquisition-related expenses, increased $2.2 million from net income of $2.0 million* in the second quarter of 2013.
Loans Held for Investment
Loans held for investment, net, were $1.81 billion at June 30, 2014, an increase of $150.3 million, or 9.0%, from March 31, 2014 and a decrease of $58.9 million, or 3.1%, from December 31, 2013. In March, we transferred approximately $300 million of portfolio loans to loans held for sale, and $266.8 million of these loans were subsequently sold. At June 30, 2014, $17.1 million of these loans have been transferred back to the held for investment portfolio. New loan commitments in the quarter totaled $272.2 million and originations totaled $156.9 million in the quarter.
Asset Quality
Classified assets of $40.2 million, or 1.24% of total assets at June 30, 2014, decreased by $6.8 million, or 14.4%, from $46.9 million, or 1.50% of total assets, at March 31, 2014. Nonperforming assets were $32.3 million, or 1.00% of total assets at June 30, 2014, compared to $34.9 million, or 1.12% of total assets at March 31, 2014.
Nonaccrual loans of $21.2 million, or 1.16% of total loans at June 30, 2014, decreased from $22.8 million, or 1.35% of total loans at March 31, 2014. Other real estate owned ("OREO") balances were $11.1 million at June 30, 2014, a decrease of $1.0 million, or 8.3%, from $12.1 million at March 31, 2014. Delinquent loans of $70.4 million, or 3.83% of total loans at June 30, 2014, decreased from $73.0 million, or 4.32% of total loans at March 31, 2014. Excluding FHA-insured and Department of Veterans' Affairs ("VA")-guaranteed single family mortgage loans, delinquent loans were $27.7 million, or 1.58% of total non-FHA/VA loans at June 30, 2014, compared to $26.5 million, or 1.66% of total non-FHA/VA loans at March 31, 2014. Included in nonaccrual loans at June 30, 2014 and March 31, 2014 are $6.5 million and $6.6 million, respectively, of loans that are guaranteed by the Small Business Administration ("SBA").

The allowance for credit losses was $22.2 million at June 30, 2014 compared to $22.3 million at March 31, 2014. The allowance for loan losses as a percentage of loans held for investment was 1.19% at June 30, 2014 compared to 1.31% at March 31, 2014. Excluding acquired loans, the allowance for loan losses as a percentage of total loans was 1.31% at June 30, 2014, compared to 1.46% at March 31, 2014. Due to a significant decrease in classified loan balances and lower charge-offs, we recorded no provision in the second quarter of 2014, which followed a release of $1.5 million of reserves in the first quarter of 2014, compared to a provision of $400 thousand in the second quarter of 2013. Net charge-offs in the second quarter of 2014 totaled $149 thousand, down from net charge-offs of $272 thousand in the first quarter of 2014 and $1.1 million in the second quarter of 2013.
Deposits
Deposit balances were $2.42 billion at June 30, 2014 compared to $2.37 billion at March 31, 2014 and $1.96 billion at June 30, 2013. Transaction and savings deposits increased $99.0 million, or 6.1%, from March 31, 2014, while certificates of deposit decreased $77.2 million, or 14.4%, from the prior quarter.
Mortgage Banking Segment
Net income for the Mortgage Banking segment was $5.6 million in the second quarter of 2014 compared to a net loss of $1.8 million in the first quarter of 2014 and net income of $10.1 million in the second quarter of 2013. The $7.4 million increase from the first quarter of 2014 primarily resulted from increased interest rate lock volume and the impact of the June 30, 2014 MSR sale. The $4.5 million decrease in earnings from the second quarter of 2013 primarily resulted from lower noninterest income due to a 15.6% decrease in interest rate lock commitments.
Mortgage Origination for Sale
Single family mortgage interest rate lock commitments, net of estimated fallout, totaled $1.2 billion in the second quarter of 2014, an increase of $398.4 million, or 49.6%, from $803.3 million in the first quarter of 2014 and down $221.6 million, or 15.6%, from $1.42 billion in the second quarter of 2013. The increase in interest rate lock commitments from the first quarter of 2014 was the result of seasonality and an increase in lending personnel. The decrease from the second quarter of 2013 primarily reflected the drop in refinance volume, partially offset by increased loan volume from the expansion of our mortgage production offices and a 31.5% increase in mortgage production personnel year over year.
Single family closed loan volume designated for sale was $1.10 billion in the second quarter of 2014, up $426.4 million, or 63%, from $674.3 million in the first quarter of 2014 and down $206.6 million, or 15.8%, from $1.31 billion in the second quarter of 2013. At June 30, 2014, the combined pipeline of interest rate lock commitments, net of estimated fallout, and mortgage loans held for sale was $953.4 million, compared to $650.6 million at March 31, 2014 and $1.13 billion at June 30, 2013.
Net gain on single family mortgage loan origination and sale activities in the second quarter of 2014 was $37.0 million, an increase of $12.7 million, or 52.2%, from the first quarter of 2014 and a decrease of $14.7 million, or 28.4%, from the second quarter of 2013.
Due to differences in the timing of revenue recognition between components of the gain on loan origination and sale activities, the Company analyzes the profitability of these activities using a "Composite Margin," which is comprised of the ratios of the components to their respective populations of interest rate lock commitments and closed loans. The Composite Margin for the second quarter of 2014 was 321 basis points, down from 323 basis points in the first quarter of 2014.
Mortgage Servicing
Single family mortgage servicing income of $9.6 million in the second quarter of 2014 increased $2.1 million, or 28.4%, from the first quarter of 2014 and increased $7.7 million, or 414%, from the second quarter of

2013. Included in servicing income for the second quarter of 2014 is $4.7 million of pre-tax income recognized from the sale of single family MSRs. The increase compared to the second quarter of 2013 was also due to improved risk management results and increased servicing fees collected.
Single family mortgage servicing fees collected in the second quarter of 2014 increased $136 thousand, or 1.5%, from the first quarter of 2014 and $1.9 million, or 26.0%, from the second quarter of 2013 resulting primarily from growth in the portfolio of single family loans serviced for others. As a result of the June 30, 2014 sale of single family MSRs, the portfolio of single family loans serviced for others decreased to $9.9 billion at June 30, 2014 compared to $12.2 billion at March 31, 2014 and $10.4 billion at June 30, 2013.
Noninterest Expense
Mortgage Banking segment noninterest expense of $42.5 million increased $5.7 million, or 15.6%, from the first quarter of 2014. This increase was primarily attributable to increased Mortgage Banking segment commission and incentive expense as closed loan volumes increased by 63% from the first quarter of 2014 resulting from our growth and expansion into new markets.
Capital
Regulatory capital ratios for the Bank were as follows:

	Jun. 30, 2014 (1)	Dec. 31, 2013	Jun. 30, 2013	Well-capitalized ratios
Tier 1 leverage capital (to average assets)	10.17%	9.96%	11.89%	5.00%
Tier 1 risk-based capital (to risk-weighted assets)	13.84%	14.12%	17.89%	6.00%
Total risk-based capital (to risk-weighted assets)	14.84%	15.28%	19.15%	10.00%

(1)	Regulatory capital ratios at June 30, 2014 are preliminary.

* The press release contains certain non-GAAP financial disclosures for consolidated net income excluding acquisition-related expenses, diluted earnings per share, excluding acquisition-related expenses, and Commercial and Consumer Banking segment net income, excluding acquisition-related expenses. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. For corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures beginning on page 29 of this earnings release.

Conference Call
HomeStreet, Inc. will conduct a quarterly earnings conference call on Tuesday, July 29, 2014 at 1:00 p.m. EDT. The Company will discuss second quarter 2014 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10048388 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10048388.

About HomeStreet, Inc.
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank.  HomeStreet offers consumer, commercial, and private banking services and investment and insurance products in Washington, Oregon, and Hawaii, and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States.  For more information, visit http://ir.homestreet.com. Information contained in or linked from our website is not incorporated into, and does not form a part of, this release.
Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our ability to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities, meet the growth targets that management has set for the Company, maintain our position in the industry and generate positive net income and cash flow, may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, our ability to maintain electronic and physical security of our customer data, our ability to attract and retain key personnel, our ability to make accurate estimates of the value of our non-cash assets and liabilities, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. We may not immediately realize the benefits expected from our recently completed bank and branch acquisitions. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business and legislative or regulatory actions or reform (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act). A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.
Information contained herein, other than information at December 31, 2013 and for the twelve months then ended, is unaudited. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2013, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

Source: HomeStreet, Inc.

Contact:	Investor Relations & Media:
HomeStreet, Inc.
Terri Silver, 206-389-6303
terri.silver@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	Quarter Ended					Six Months Ended
(dollars in thousands, except share data)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Jun. 30, 2014	Jun. 30, 2013

Income statement data (for the period ended):
Net interest income	$23,147	$22,712	$21,382	$20,412	$17,415	$45,859	$32,650
Provision (reversal of provision) for loan losses	—	(1,500)	—	(1,500)	400	(1,500)	2,400
Noninterest income	53,650	34,707	36,072	38,174	57,556	88,357	116,499
Noninterest expense	62,971	56,091	58,868	58,116	56,712	119,062	112,511
Acquisition-related expenses (included in noninterest expense)	606	838	4,080	463	6	1,444	6
Net income (loss) before taxes	13,826	2,828	(1,414)	1,970	17,859	16,654	34,238
Income tax expense (benefit)	4,464	527	(553)	308	5,791	4,991	11,230
Net income (loss)	$9,362	$2,301	$(861)	$1,662	$12,068	$11,663	$23,008
Basic earnings (loss) per common share	$0.63	$0.16	$(0.06)	$0.12	$0.84	$0.79	$1.60
Diluted earnings (loss) per common share	$0.63	$0.15	$(0.06)	$0.11	$0.82	$0.78	$1.56
Common shares outstanding	14,849,692	14,846,519	14,799,991	14,422,354	14,406,676	14,849,692	14,406,676
Weighted average common shares
Basic	14,800,853	14,784,424	14,523,405	14,388,559	14,376,580	14,792,638	14,368,135
Diluted	14,954,998	14,947,864	14,523,405	14,790,671	14,785,481	14,956,079	14,794,805
Dividends per share	$—	$0.11	$0.11	$0.11	$0.11	$—	$0.11
Book value per share	$19.41	$18.42	$17.97	$18.60	$18.62	$19.41	$18.62
Tangible book value per share (1)	$18.42	$17.47	$17.00	$18.57	$18.60	$18.42	$18.60

Financial position (at period end):
Cash and cash equivalents	$74,991	$47,714	$33,908	$37,906	$21,645	$74,991	$21,645
Investment securities	454,966	446,639	498,816	574,894	539,480	454,966	539,480
Loans held for sale	549,440	588,465	279,941	385,110	471,191	549,440	471,191
Loans held for investment, net	1,812,895	1,662,623	1,871,813	1,510,169	1,416,439	1,812,895	1,416,439
Mortgage servicing rights	117,991	158,741	162,463	146,300	137,385	117,991	137,385
Other real estate owned	11,083	12,089	12,911	12,266	11,949	11,083	11,949
Total assets	3,235,676	3,124,812	3,066,054	2,854,323	2,776,124	3,235,676	2,776,124
Deposits	2,417,712	2,371,358	2,210,821	2,098,076	1,963,123	2,417,712	1,963,123
FHLB advances	384,090	346,590	446,590	338,690	409,490	384,090	409,490
Shareholders’ equity	288,249	273,510	265,926	268,208	268,321	288,249	268,321

Financial position (averages):
Investment securities	$447,458	$477,384	$565,869	$556,862	$512,475	$462,338	$467,865
Loans held for investment	1,766,788	1,830,330	1,732,955	1,475,011	1,397,219	1,798,384	1,371,801
Total interest-earning assets	2,723,687	2,654,078	2,624,287	2,474,397	2,321,195	2,689,075	2,283,090
Total interest-bearing deposits	1,900,681	1,880,358	1,662,180	1,488,076	1,527,732	1,890,576	1,535,644
FHLB advances	350,271	323,832	343,366	374,682	307,296	337,125	227,639
Repurchase agreements	1,129	—	—	—	10,913	568	5,487
Total interest-bearing liabilities	2,313,937	2,267,904	2,232,456	2,045,155	1,917,098	2,291,049	1,835,302
Shareholders’ equity	284,365	272,596	268,328	271,286	280,783	278,513	277,588

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	Quarter Ended								Six Months Ended
(dollars in thousands, except share data)	Jun. 30, 2014		Mar. 31, 2014		Dec. 31, 2013		Sept. 30, 2013	Jun. 30, 2013	Jun. 30, 2014		Jun. 30, 2013

Financial performance:
Return on average shareholders’ equity (2)	13.17%		3.38%		(1.28)%		2.45%	17.19%	8.38%		16.58%
Return on average tangible shareholders' equity(1)	13.85%		3.56%		(1.33)%		2.45%	17.22%	8.82%		16.60%
Return on average assets	1.22%		0.30%		(0.12)%		0.24%	1.86%	0.77%		1.81%
Net interest margin (3)	3.48%		3.51%		3.34%		3.41%	3.10%	3.49%		2.96%	(4)
Efficiency ratio (5)	82.00%		97.69%		102.46%		99.20%	75.65%	88.71%		75.44%
Asset quality:
Allowance for credit losses	$22,168		$22,317		$24,089		$24,894	$27,858	$22,168		$27,858
Allowance for loan losses/total loans	1.19%	(6)	1.31%	(6)	1.26%	(6)	1.61%	1.92%	1.19%		1.92%
Allowance for loan losses/nonaccrual loans	103.44%		96.95%		93.00%		92.30%	93.11%	103.44%		93.11%
Total classified assets	$40,178		$46,937		$50,600		$54,355	$74,721	$40,178		$74,721
Classified assets/total assets	1.24%		1.50%		1.65%		1.90%	2.69%	1.24%		2.69%
Total nonaccrual loans(7)	$21,197	(8)	$22,823	(8)	$25,707	(8)	$26,753	$29,701	$21,197		$29,701
Nonaccrual loans/total loans	1.16%		1.35%		1.36%		1.74%	2.06%	1.16%		2.06%
Other real estate owned	$11,083		$12,089		$12,911		$12,266	$11,949	$11,083		$11,949
Total nonperforming assets	$32,280	(8)	$34,912		$38,618		$39,019	$41,650	$32,280		$41,650
Nonperforming assets/total assets	1.00%		1.12%		1.26%		1.37%	1.50%	1.00%		1.50%
Net charge-offs	$149		$272		$805		$1,464	$1,136	$421		$2,293
Regulatory capital ratios for the Bank:
Tier 1 leverage capital (to average assets)	10.17%	(9)	9.94%		9.96%		10.85%	11.89%	10.17%	(9)	11.89%
Tier 1 risk-based capital (to risk-weighted assets)	13.84%	(9)	13.99%		14.12%		17.19%	17.89%	13.84%	(9)	17.89%
Total risk-based capital (to risk-weighted assets)	14.84%	(9)	15.04%		15.28%		18.44%	19.15%	14.84%	(9)	19.15%
Other data:
Full-time equivalent employees (ending)	1,546		1,491		1,502		1,426	1,309	1,546		1,309

(1)
Tangible equity ratios and tangible book value per share of common stock are non-GAAP financial measures. Other companies may define or calculate these measures differently. Tangible book value is calculated by dividing shareholders' common equity less average goodwill and intangible assets, net (excluding MSRs) by the number of common shares outstanding. The return on average tangible shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average shareholders' common equity less average goodwill and intangible assets, net (excluding MSRs). For additional information on these ratios and for corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures in this earnings release.

(2)	Net earnings available to common shareholders (annualized) divided by average shareholders’ equity.

(3)	Net interest income divided by total average interest-earning assets on a tax equivalent basis.

(4)
Net interest margin for the first quarter of 2013 included $1.4 million in interest expense related to the correction of the cumulative effect of an error in prior years, resulting from the under accrual of interest due on the TruPS for which the Company had deferred the payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin was 3.08% for the six months ended June 30, 2013.

(5)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

(6)	Includes acquired loans. Excluding acquired loans, allowance for loan losses /total loans was 1.31%, 1.46% and 1.40% at June 30, 2014, March 31, 2014 and December 31, 2013, respectively.

(7)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due.

(8)	Includes $6.5 million, $6.6 million and $6.5 million of nonperforming loans at June 30, 2014, March 31, 2014 and December 31, 2013, respectively, that are guaranteed by the SBA.

(9)	Regulatory capital ratios at June 30, 2014 are preliminary.

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
(in thousands, except share data)	2014	2013	Change	2014	2013	Change
Interest income:
Loans	$23,419	$17,446	34%	$46,102	$35,495	30
Investment securities	2,664	2,998	(11)	5,634	5,657	—
Other	142	24	492	299	54	454
	26,225	20,468	28	52,035	41,206	26
Interest expense:
Deposits	2,356	2,367	—	4,716	5,856	(19)
Federal Home Loan Bank advances	444	387	15	857	680	26
Securities sold under agreements to repurchase	1	11		1	11	(91)
Long-term debt	265	283	(6)	580	1,999	(71)
Other	12	5	140	22	10	120
	3,078	3,053	1	6,176	8,556	(28)
Net interest income	23,147	17,415	33	45,859	32,650	40
Provision (reversal of provision) for credit losses	—	400	(100)	(1,500)	2,400	NM
Net interest income after provision for credit losses	23,147	17,015	36	47,359	30,250	57
Noninterest income:
Net gain on mortgage loan origination and sale activities	41,794	52,424	(20)	67,304	106,379	(37)
Mortgage servicing income	10,184	2,183	367	18,129	5,255	245
Income from WMS Series LLC	246	993	(75)	53	1,613	(97)
Gain (loss) on debt extinguishment	11	—	NM	(575)	—	NM
Depositor and other retail banking fees	917	761	20	1,732	1,482	17
Insurance agency commissions	232	190	22	636	370	72
(Loss) gain on sale of investment securities available for sale	(20)	238	NM	693	190	265
Other	286	767	(63)	385	1,210	(68)
	53,650	57,556	(7)	88,357	116,499	(24)
Noninterest expense:
Salaries and related costs	40,606	38,579	5	76,077	73,641	3
General and administrative	11,145	10,270	9	21,267	21,200	—
Legal	542	599	(10)	941	1,210	(22)
Consulting	603	763	(21)	1,554	1,459	7
Federal Deposit Insurance Corporation assessments	572	143	300	1,192	710	68
Occupancy	4,675	3,381	38	9,107	6,183	47
Information services	4,862	3,574	36	9,377	6,570	43
Net cost of operation and sale of other real estate owned	(34)	(597)	(94)	(453)	1,538	NM
	62,971	56,712	11	119,062	112,511	6
Income before income taxes	13,826	17,859	(23)	16,654	34,238	(51)
Income tax expense	4,464	5,791	(23)	4,991	11,230	(56)
NET INCOME	$9,362	$12,068	(22)	$11,663	$23,008	(49)

Basic income per share	$0.63	$0.84	(25)	$0.79	$1.60	(51)
Diluted income per share	$0.63	$0.82	(23)	$0.78	$1.56	(50)
Basic weighted average number of shares outstanding	14,800,853	14,376,580	3	14,792,638	14,368,135	3
Diluted weighted average number of shares outstanding	14,954,998	14,785,481	1	14,956,079	14,794,805	1

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Operation

	Quarter ended
(in thousands, except share data)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013
Interest income:
Loans	$23,419	$22,683	$21,522	$19,425	$17,446
Investment securities	2,664	2,970	2,839	3,895	2,998
Other	142	157	61	28	24
	26,225	25,810	24,422	23,348	20,468
Interest expense:
Deposits	2,356	2,360	2,338	2,222	2,367
Federal Home Loan Bank advances	444	413	419	434	387
Securities sold under agreements to repurchase	1	—	—	—	11
Long-term debt	265	315	272	274	283
Other	12	10	11	6	5
	3,078	3,098	3,040	2,936	3,053
Net interest income	23,147	22,712	21,382	20,412	17,415
Provision (reversal of provision) for credit losses	—	(1,500)	—	(1,500)	400
Net interest income after provision for credit losses	23,147	24,212	21,382	21,912	17,015
Noninterest income:
Net gain on mortgage loan origination and sale activities	41,794	25,510	24,842	33,491	52,424
Mortgage servicing income	10,184	7,945	7,807	4,011	2,183
Income (loss) from WMS Series LLC	246	(193)	(359)	(550)	993
Gain (loss) on debt extinguishment	11	(586)	—	—	—
Depositor and other retail banking fees	917	815	899	791	761
Insurance agency commissions	232	404	252	242	190
(Loss) gain on sale of investment securities available for sale	(20)	713	1,766	(184)	238
Other	286	99	865	373	767
	53,650	34,707	36,072	38,174	57,556
Noninterest expense:
Salaries and related costs	40,606	35,471	36,110	39,689	38,579
General and administrative	11,145	10,122	9,932	9,234	10,270
Legal	542	399	498	844	599
Consulting	603	951	3,294	884	763
Federal Deposit Insurance Corporation assessments	572	620	496	227	143
Occupancy	4,675	4,432	4,098	3,484	3,381
Information services	4,862	4,515	4,369	3,552	3,574
Net cost of operation and sale of other real estate owned	(34)	(419)	71	202	(597)
	62,971	56,091	58,868	58,116	56,712
Income (loss) before income tax expense	13,826	2,828	(1,414)	1,970	17,859
Income tax expense (benefit)	4,464	527	(553)	308	5,791
NET INCOME (LOSS)	$9,362	$2,301	$(861)	$1,662	$12,068

Basic income (loss) per share	$0.63	$0.16	$(0.06)	$0.12	$0.84
Diluted income (loss) per share	$0.63	$0.15	$(0.06)	$0.11	$0.82
Basic weighted average number of shares outstanding	14,800,853	14,784,424	14,523,405	14,388,559	14,376,580
Diluted weighted average number of shares outstanding	14,954,998	14,947,864	14,523,405	14,790,671	14,785,481

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Financial Condition

(in thousands, except share data)	Jun. 30, 2014	Dec. 31, 2013	% Change

Assets:
Cash and cash equivalents (including interest-bearing instruments of $57,392 and $9,436)	$74,991	$33,908	121%
Investment securities (includes $436,971 and $481,683 carried at fair value)	454,966	498,816	(9)
Loans held for sale (includes $536,658 and $279,385 carried at fair value)	549,440	279,941	96
Loans held for investment (net of allowance for loan losses of $21,926 and $23,908)	1,812,895	1,871,813	(3)
Mortgage servicing rights (includes $108,869 and $153,128 carried at fair value)	117,991	162,463	(27)
Other real estate owned	11,083	12,911	(14)
Federal Home Loan Bank stock, at cost	34,618	35,288	(2)
Premises and equipment, net	43,896	36,612	20
Goodwill	11,945	12,063	(1)
Other assets	123,851	122,239	1
Total assets	$3,235,676	$3,066,054	6
Liabilities and shareholders’ equity:
Liabilities:
Deposits	$2,417,712	$2,210,821	9
Federal Home Loan Bank advances	384,090	446,590	(14)
Securities sold under agreements to repurchase	14,681	—	NM
Accounts payable and other liabilities	69,087	77,906	(11)
Long-term debt	61,857	64,811	(5)
Total liabilities	2,947,427	2,800,128	5
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares and 0 shares	—	—	—
Common stock, no par value
Authorized 160,000,000
Issued and outstanding, 14,849,692 shares and 14,799,991 shares	511	511	—
Additional paid-in capital	95,923	94,474	2
Retained earnings	192,972	182,935	5
Accumulated other comprehensive loss	(1,157)	(11,994)	(90)
Total shareholders’ equity	288,249	265,926	8
Total liabilities and shareholders’ equity	$3,235,676	$3,066,054	6

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Financial Condition

(in thousands, except share data)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Assets:
Cash and cash equivalents	$74,991	$47,714	$33,908	$37,906	$21,645
Investment securities	454,966	446,639	498,816	574,894	539,480
Loans held for sale	549,440	588,465	279,941	385,110	471,191
Loans held for investment, net	1,812,895	1,662,623	1,871,813	1,510,169	1,416,439
Mortgage servicing rights	117,991	158,741	162,463	146,300	137,385
Other real estate owned	11,083	12,089	12,911	12,266	11,949
Federal Home Loan Bank stock, at cost	34,618	34,958	35,288	35,370	35,708
Premises and equipment, net	43,896	40,894	36,612	24,684	18,362
Goodwill	11,945	12,063	12,063	424	424
Other assets	123,851	120,626	122,239	127,200	123,541
Total assets	$3,235,676	$3,124,812	$3,066,054	$2,854,323	$2,776,124
Liabilities and shareholders’ equity:
Liabilities:
Deposits	$2,417,712	$2,371,358	$2,210,821	$2,098,076	$1,963,123
Federal Home Loan Bank advances	384,090	346,590	446,590	338,690	409,490
Securities sold under agreements to repurchase	14,681	—	—	—	—
Accounts payable and other liabilities	69,087	71,498	77,906	87,492	73,333
Long-term debt	61,857	61,856	64,811	61,857	61,857
Total liabilities	2,947,427	2,851,302	2,800,128	2,586,115	2,507,803
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares	—	—	—	—	—
Common stock, no par value
Authorized 160,000,000	511	511	511	511	511
Additional paid-in capital	95,923	95,271	94,474	91,415	91,054
Retained earnings	192,972	183,610	182,935	185,379	185,300
Accumulated other comprehensive (loss) income	(1,157)	(5,882)	(11,994)	(9,097)	(8,544)
Total shareholders’ equity	288,249	273,510	265,926	268,208	268,321
Total liabilities and shareholders’ equity	$3,235,676	$3,124,812	$3,066,054	$2,854,323	$2,776,124

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Quarter Ended June 30,
	2014			2013
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets: (1)
Cash and cash equivalents	$31,545	$14	0.18%	$21,929	$13	0.24%
Investment securities	447,458	3,264	2.93%	512,475	3,561	2.78%
Loans held for sale	477,896	4,649	3.90%	389,572	3,469	3.56%
Loans held for investment	1,766,788	18,792	4.27%	1,397,219	14,005	4.01%
Total interest-earning assets	2,723,687	26,719	3.93%	2,321,195	21,048	3.63%
Noninterest-earning assets (2)	338,642			278,739
Total assets	$3,062,329			$2,599,934
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$276,887	191	0.28%	$238,328	233	0.39%
Savings accounts	166,127	218	0.53%	112,937	114	0.40%
Money market accounts	979,610	1,081	0.44%	783,135	973	0.50%
Certificate accounts	478,057	868	0.73%	393,332	1,047	1.07%
Total interest-bearing deposits	1,900,681	2,358	0.50%	1,527,732	2,367	0.62%
FHLB advances	350,271	444	0.36%	307,296	387	0.50%
Securities sold under agreements to repurchase	1,129	1	0.36%	10,913	11	0.40%
Long-term debt	61,856	266	1.72%	61,857	283	1.81%
Other borrowings	—	—	—%	9,300	5	0.22%
Total interest-bearing liabilities	2,313,937	3,069	0.53%	1,917,098	3,053	0.64%
Noninterest-bearing liabilities	464,027			402,053
Total liabilities	2,777,964			2,319,151
Shareholders’ equity	284,365			280,783
Total liabilities and shareholders’ equity	$3,062,329			$2,599,934
Net interest income (3)		$23,650			$17,995
Net interest spread			3.40%			2.99%
Impact of noninterest-bearing sources			0.08%			0.11%
Net interest margin			3.48%			3.10%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $503 thousand and $580 thousand for the quarters ended June 30, 2014 and June 30, 2013, respectively. The estimated federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Six Months Ended June 30,
	2014			2013
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets: (1)
Cash and cash equivalents	$32,400	$32	0.20%	$22,312	$30	0.26%
Investment securities	462,338	6,864	2.99%	467,865	6,723	2.87%
Loans held for sale	395,953	7,470	3.77%	421,112	7,214	3.43%
Loans held for investment	1,798,384	38,687	4.30%	1,371,801	28,341	4.14%
Total interest-earning assets	2,689,075	53,053	3.98%	2,283,090	42,308	3.71%
Noninterest-earning assets (2)	353,433			264,795
Total assets	$3,042,508			$2,547,885
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$261,401	356	0.27%	$210,032	391	0.38%
Savings accounts	162,854	419	0.52%	109,234	218	0.40%
Money market accounts	952,770	2,101	0.44%	739,652	1,830	0.50%
Certificate accounts	513,551	1,842	0.72%	476,726	3,417	1.45%
Total interest-bearing deposits	1,890,576	4,718	0.50%	1,535,644	5,856	0.77%
FHLB advances	337,125	867	0.52%	227,639	680	0.60%
Securities sold under agreements to repurchase	568	1	0.36%	5,487	11	0.40%
Long-term debt	62,780	581	1.87%	61,857	1,999	6.43%	(3)
Other borrowings	—	—	—%	4,675	10	0.42%
Total interest-bearing liabilities	2,291,049	6,167	0.54%	1,835,302	8,556	0.94%
Noninterest-bearing liabilities	472,946			434,995
Total liabilities	2,763,995			2,270,297
Shareholders’ equity	278,513			277,588
Total liabilities and shareholders’ equity	$3,042,508			$2,547,885
Net interest income (4)		$46,886			$33,752
Net interest spread			3.44%			2.77%
Impact of noninterest-bearing sources			0.05%			0.19%
Net interest margin			3.49%			2.96%	(3)

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Interest expense for the first quarter of 2013 includes $1.4 million related to the correction of the cumulative effect of an immaterial error in prior years, resulting from the under accrual of interest due on the TruPS for which the Company had deferred the payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin was 3.08% for the six months ended June 30, 2013.

(4)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $1.0 million and $1.1 million for the six months ended June 30, 2014 and June 30, 2013, respectively. The estimated federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment

	Quarter ended
(in thousands)	Jun. 30, 2014		Mar. 31, 2014		Dec. 31, 2013		Sept. 30, 2013		Jun. 30, 2013

Net interest income	$19,403		$20,233		$18,160		$16,095		$13,790
Provision (reversal of provision) for loan losses	—		(1,500)		—		(1,500)		400
Noninterest income	6,614		2,958		5,501		3,478		2,776
Noninterest expense	20,434		19,293		21,729		14,648		13,905
Income before income taxes	5,583		5,398		1,932		6,425		2,261
Income tax expense	1,830		1,282		497		1,568		281
Net income	$3,753		$4,116		$1,435		$4,857		$1,980

Net income, excluding acquisition-related expenses	$4,147	*	$4,661	*	$4,087	*	$5,158	*	$1,984	*
Efficiency ratio (2)	78.54%		83.19%		91.83%		74.84%		83.94%
Full-time equivalent employees (ending)	599		588		577		504		476

Net gain on mortgage loan origination and sale activities:
Multifamily	693		396		559		2,113		709
Other	4,087		794		964		—		—
	$4,780		$1,190		$1,523		$2,113		$709

Production volumes for sale to the secondary market:
Multifamily mortgage originations	$23,105		$11,343		$16,325		$10,734		$14,790
Multifamily mortgage loans sold	15,902		6,263		15,775		21,998		15,386

(1)
Pre-tax pre-provision profit is total net revenue (net interest income and noninterest income) less noninterest expense. The Company believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for loan losses.

(2)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

Commercial Mortgage Servicing Income

	Quarter ended
(in thousands)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Servicing income, net:
Servicing fees and other	$1,017	$890	$834	$789	$739
Amortization of multifamily MSRs	(434)	(424)	(457)	(433)	(423)
Commercial mortgage servicing income	$583	$466	$377	$356	$316

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Commercial Loans Serviced for Others

(in thousands)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Commercial
Multifamily	$704,997	$721,464	$720,429	$722,767	$720,368
Other	97,996	99,340	95,673	50,629	51,058
Total commercial loans serviced for others	$802,993	$820,804	$816,102	$773,396	$771,426

Commercial Multifamily Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Beginning balance	$9,095	$9,335	$9,403	$9,239	$9,150
Originations	461	183	375	597	512
Amortization	(434)	(423)	(443)	(433)	(423)
Ending balance	$9,122	$9,095	$9,335	$9,403	$9,239
Ratio of MSR carrying value to related loans serviced for others	1.21%	1.18%	1.21%	1.22%	1.20%
MSR servicing fee multiple (1)	2.83	2.81	2.91	2.94	2.93
Weighted-average note rate (loans serviced for others)	5.15%	5.20%	5.12%	5.22%	5.25%
Weighted-average servicing fee (loans serviced for others)	0.43%	0.42%	0.42%	0.41%	0.41%

(1)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Investment Securities

(in thousands, except for duration data)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Available for sale:
Mortgage-backed securities:
Residential	$110,266	$120,103	$133,910	$144,263	$120,939
Commercial	13,674	13,596	13,433	13,720	13,892
Municipal bonds	125,813	124,860	130,850	147,441	147,675
Collateralized mortgage obligations:
Residential	56,767	60,537	90,327	153,466	137,543
Commercial	16,021	11,639	16,845	16,991	17,533
Corporate debt securities	72,420	70,805	68,866	69,963	70,973
U.S. Treasury	42,010	26,996	27,452	27,747	29,609
Total available for sale	$436,971	$428,536	$481,683	$573,591	$538,164
Held to maturity	17,995	18,103	17,133	1,303	1,316
	$454,966	$446,639	$498,816	$574,894	$539,480
Weighted average duration in years
Available for sale	4.5	5.0	5.1	4.9	4.8

Five Quarter Loans Held for Investment

(in thousands)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Consumer loans
Single family	$749,204	$668,277	$904,913	$818,992	$772,450
Home equity	136,181	134,882	135,650	129,785	132,218
	885,385	803,159	1,040,563	948,777	904,668
Commercial loans
Commercial real estate	476,411	480,200	477,642	400,150	382,345
Multifamily	72,327	71,278	79,216	42,187	26,120
Construction/land development	219,282	162,717	130,465	79,435	61,125
Commercial business	185,177	171,080	171,054	67,547	73,202
	953,197	885,275	858,377	589,319	542,792
	1,838,582	1,688,434	1,898,940	1,538,096	1,447,460
Net deferred loan fees and discounts	(3,761)	(3,684)	(3,219)	(3,233)	(3,366)
	1,834,821	1,684,750	1,895,721	1,534,863	1,444,094
Allowance for loan losses	(21,926)	(22,127)	(23,908)	(24,694)	(27,655)
	$1,812,895	$1,662,623	$1,871,813	$1,510,169	$1,416,439

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Credit Quality Activity
Allowance for Credit Losses (roll-forward)

	Quarter ended
(in thousands)	Jun. 30, 2014		Mar. 31, 2014		Dec. 31, 2013		Sept. 30, 2013	Jun. 30, 2013

Beginning balance	$22,317		$24,089		$24,894		$27,858	$28,594
Provision (reversal of provision) for credit losses	—		(1,500)		—		(1,500)	400
(Charge-offs), net of recoveries	(149)		(272)		(805)		(1,464)	(1,136)
Ending balance	$22,168		$22,317		$24,089		$24,894	$27,858
Components:
Allowance for loan losses	$21,926		$22,127		$23,908		$24,694	$27,655
Allowance for unfunded commitments	242		190		181		200	203
Allowance for credit losses	$22,168		$22,317		$24,089		$24,894	$27,858

Allowance as a % of loans held for investment	1.19%	(1)	1.31%	(1)	1.26%	(1)	1.61%	1.92%
Allowance as a % of nonaccrual loans	103.44%		96.95%		93.00%		92.30%	93.11%

(1)	Includes acquired loans. Excluding acquired loans, allowance for loan losses/total loans was 1.31%, 1.46% and 1.40% at June 30, 2014, March 31, 2014 and December 31, 2013, respectively.

Nonperforming Assets (NPAs) roll-forward

	Quarter ended
(in thousands)	Jun. 30, 2014		Mar. 31, 2014		Dec. 31, 2013		Sept. 30, 2013	Jun. 30, 2013

Beginning balance	$34,912		$38,618		$39,019		$41,650	$53,797
Additions	4,533		1,811		9,959	(1)	5,517	4,340
Reductions:
Charge-offs	(149)		(272)		(805)		(1,464)	(1,136)
OREO sales	(1,639)		(2,482)		(1,442)		(2,573)	(6,746)
OREO writedowns and other adjustments	—		(4)		(108)		(208)	300
Principal paydown, payoff advances and other adjustments	(2,753)		(1,520)		(4,131)		(3,079)	(7,423)
Transferred back to accrual status	(2,624)		(1,239)		(3,874)		(824)	(1,482)
Total reductions	(7,165)		(5,517)		(10,360)		(8,148)	(16,487)
Net reductions	(2,632)		(3,706)		(401)		(2,631)	(12,147)
Ending balance	$32,280	(2)	$34,912	(2)	$38,618	(2)	$39,019	$41,650

(1)	Additions to NPAs included $7.9 million of acquired nonperforming assets during the quarter ended December 31, 2013.

(2)	Includes $6.5 million, $6.6 million and $6.5 million of nonperforming loans at June 30, 2014, March 31, 2014 and December 31, 2013, respectively, that are guaranteed by the SBA.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Nonperforming Assets by Loan Class

(in thousands)	Jun. 30, 2014		Mar. 31, 2014		Dec. 31, 2013		Sept. 30, 2013	Jun. 30, 2013

Loans accounted for on a nonaccrual basis:
Consumer
Single family	$6,988		$6,942		$8,861		$12,648	$14,494
Home equity	1,166		1,078		1,846		2,295	3,367
	8,154		8,020		10,707		14,943	17,861
Commercial
Commercial real estate	9,871		12,192		12,257		6,861	6,051
Construction/land development	—		—		—		3,544	4,051
Commercial business	3,172		2,611		2,743		1,405	1,738
	13,043		14,803		15,000		11,810	11,840
Total loans on nonaccrual	$21,197		$22,823		$25,707		$26,753	$29,701
Nonaccrual loans as a % of total loans	1.16%		1.35%		1.36%		1.74%	2.06%

Other real estate owned:
Consumer
Single family	$3,205		$4,211		$5,246		$5,494	$4,468

Commercial
Commercial real estate	2,040		2,040		1,688		—	1,184
Construction/land development	5,838		5,838		5,977		5,815	6,297
Commercial business	—		—		—		957	—
	7,878		7,878		7,665		6,772	7,481
Total other real estate owned	$11,083		$12,089		$12,911		$12,266	$11,949

Nonperforming assets:
Consumer
Single family	$10,193		$11,153		$14,107		$18,142	$18,962
Home equity	1,166		1,078		1,846		2,295	3,367
	11,359		12,231		15,953		20,437	22,329
Commercial
Commercial real estate	11,911		14,232		13,945		6,861	7,235
Construction/land development	5,838		5,838		5,977		9,359	10,348
Commercial business	3,172		2,611		2,743		2,362	1,738
	20,921		22,681		22,665		18,582	19,321
Total nonperforming assets	$32,280	(1)	$34,912	(1)	$38,618	(1)	$39,019	$41,650
Nonperforming assets as a % of total assets	1.00%		1.12%		1.26%		1.37%	1.50%

(1)	Includes $6.5 million, $6.6 million and $6.5 million of nonperforming loans at June 30, 2014, March 31, 2014 and December 31, 2013, respectively, that are guaranteed by the SBA.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)
Delinquencies by Loan Class

(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due		Total past due		Current	Total loans

June 30, 2014
Total loans held for investment	$11,935	$5,220	$53,229		$70,384		$1,768,198	$1,838,582
Less: FHA/VA loans(1)	6,967	3,658	32,032		42,657		$45,283	87,940
Total loans, excluding FHA/VA loans	$4,968	$1,562	$21,197		$27,727		$1,722,915	$1,750,642

Loans by segment and class, excluding FHA/VA loans:
Consumer loans
Single family residential	$4,000	$285	$6,988		$11,273		649,991	$661,264
Home equity	209	368	1,166		1,743		134,438	136,181
	4,209	653	8,154		13,016		784,429	797,445
Commercial loans
Commercial real estate	—	—	9,871		9,871		466,540	476,411
Multifamily residential	—	—	—		—		72,327	72,327
Construction/land development	—	72	—		72		219,210	219,282
Commercial business	759	837	3,172		4,768		180,409	185,177
	759	909	13,043		14,711		938,486	953,197
	$4,968	$1,562	$21,197	(2)	$27,727	(2)	$1,722,915	$1,750,642
As a % of total loans, excluding FHA/VA loans	0.28%	0.09%	1.21%		1.58%		98.42%	100.00%

December 31, 2013
Total loans held for investment	$6,841	$4,976	$72,518		$84,335		$1,814,605	$1,898,940
Less: FHA/VA loans(1)	4,286	3,730	46,811		54,827		37,177	92,004
Total loans, excluding FHA/VA loans	$2,555	$1,246	$25,707		$29,508		$1,777,428	$1,806,936

Loans by segment and class, excluding FHA/VA loans:
Consumer loans
Single family	$2,180	$1,171	$8,861		$12,212		$800,697	$812,909
Home equity	375	75	1,846		2,296		133,354	135,650
	2,555	1,246	10,707		14,508		934,051	948,559
Commercial loans
Commercial real estate	—	—	12,257		12,257		465,385	477,642
Multifamily	—	—	—		—		79,216	79,216
Construction/land development	—	—	—		—		130,465	130,465
Commercial business	—	—	2,743		2,743		168,311	171,054
	—	—	15,000		15,000		843,377	858,377
	$2,555	$1,246	$25,707	(2)	$29,508	(2)	$1,777,428	$1,806,936
As a % of total loans, excluding FHA/VA loans	0.14%	0.07%	1.42%		1.63%		98.37%	100.00%

(1)	Represents loans whose repayments are insured by the FHA or guaranteed by the VA.

(2)	Includes $6.5 million and $6.5 million of nonperforming loans at June 30, 2014 and December 31, 2013, respectively, that are guaranteed by the SBA.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Troubled Debt Restructurings (TDRs) by Accrual and Nonaccrual Status

(in thousands)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013
Accrual
Consumer loans
Single family(1)	$69,779	$70,958	$70,304	$71,686	$71,438
Home equity	2,394	2,538	2,558	2,426	2,326
	72,173	73,496	72,862	74,112	73,764
Commercial loans
Commercial real estate	21,401	19,451	19,620	20,385	21,617
Multifamily	3,125	3,145	3,163	3,190	3,198
Construction/land development	5,843	5,907	6,148	3,122	3,718
Commercial business	302	104	112	120	129
	30,671	28,607	29,043	26,817	28,662
	$102,844	$102,103	$101,905	$100,929	$102,426
Nonaccrual
Consumer loans
Single family	$1,461	$2,569	$4,017	$4,819	$4,536
Home equity	—	—	86	132	121
	1,461	2,569	4,103	4,951	4,657
Commercial loans
Commercial real estate	2,735	2,784	628	—	—
Construction/land development	—	—	—	3,544	4,051
Commercial business	9	117	—	—	—
	2,744	2,901	628	3,544	4,051
	$4,205	$5,470	$4,731	$8,495	$8,708
Total
Consumer loans
Single family(1)	$71,240	$73,527	$74,321	$76,505	$75,974
Home equity	2,394	2,538	2,644	2,558	2,447
	73,634	76,065	76,965	79,063	78,421
Commercial loans
Commercial real estate	24,136	22,235	20,248	20,385	21,617
Multifamily	3,125	3,145	3,163	3,190	3,198
Construction/land development	5,843	5,907	6,148	6,666	7,769
Commercial business	311	221	112	120	129
	33,415	31,508	29,671	30,361	32,713
	$107,049	$107,573	$106,636	$109,424	$111,134

(1)
Includes loan balances insured by the FHA or guaranteed by the VA of $19.0 million, $19.1 million, $17.8 million, $17.6 million and $15.9 million at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Troubled Debt Restructurings (TDRs) - Re-Defaults

	Quarter ended
(in thousands)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Recorded investment of re-defaults(1)
Consumer loans
Single family	$425	$303	$267	$1,017	$133
Home equity	—	190	—	—	—
	425	493	267	1,017	133
Commercial loans
	—	—	—	—	—
	$425	$493	$267	$1,017	$133

(1)
Represents TDRs that have defaulted in the current period within 12 months of their modification date. Defaulted TDRs are reported in the table above based on a payment default definition of 60 days past due for the consumer loans portfolio segment and 90 days past due for the commercial loans portfolio segment.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Deposits

(in thousands)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Deposits by Product:
Noninterest-bearing accounts - checking and savings	$235,844	$219,677	$199,943	$134,725	$121,281
Interest-bearing transaction and savings deposits:
NOW accounts	324,604	285,104	262,138	272,029	279,670
Statement savings accounts due on demand	166,851	163,819	156,181	135,428	115,817
Money market accounts due on demand	996,473	956,189	919,322	879,122	813,608
Total interest-bearing transaction and savings deposits	1,487,928	1,405,112	1,337,641	1,286,579	1,209,095
Total transaction and savings deposits	1,723,772	1,624,789	1,537,584	1,421,304	1,330,376
Certificates of deposit	457,529	534,708	514,400	460,223	403,636
Noninterest-bearing accounts - other	236,411	211,861	158,837	216,549	229,111
Total deposits	$2,417,712	$2,371,358	$2,210,821	$2,098,076	$1,963,123

Percent of total deposits:
Noninterest-bearing accounts - checking and savings	9.8%	9.3%	9.0%	6.4%	6.2%
Interest-bearing transaction and savings deposits:
NOW accounts	13.4	12.0	11.9	13.0	14.2
Statement savings accounts due on demand	6.9	6.9	7.1	6.5	5.9
Money market accounts due on demand	41.2	40.3	41.6	41.9	41.4
Total interest-bearing transaction and savings deposits	61.5	59.2	60.6	61.4	61.5
Total transaction and savings deposits	71.3	68.5	69.6	67.8	67.7
Certificates of deposit	18.9	22.5	23.3	21.9	20.6
Noninterest-bearing accounts - other	9.8	9.0	7.1	10.3	11.7
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment

	Quarter ended
(in thousands)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Net interest income	$3,744	$2,479	$3,222	$4,317	$3,625
Noninterest income	47,036	31,749	30,571	34,696	54,780
Noninterest expense	42,537	36,798	37,139	43,468	42,807
Income (loss) before income taxes	8,243	(2,570)	(3,346)	(4,455)	15,598
Income tax expense (benefit)	2,634	(755)	(1,050)	(1,260)	5,510
Net income (loss)	$5,609	$(1,815)	$(2,296)	$(3,195)	$10,088

Efficiency ratio (1)	83.77%	107.51%	109.90%	111.42%	73.29%
Full-time equivalent employees (ending)	947	903	925	922	833

Production volumes for sale to the secondary market:
Single family mortgage closed loan volume (2)(3)	$1,100,704	$674,283	$773,146	$1,187,061	$1,307,286
Single family mortgage interest rate lock commitments(2)	1,201,665	803,308	662,015	786,147	1,423,290
Single family mortgage loans sold(2)	906,342	619,913	816,555	1,326,888	1,229,686

(1)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

(2)	Includes loans originated by WMS Series LLC and purchased by HomeStreet, Inc.

(3)	Represents single family mortgage production volume designated for sale to the secondary market during each respective period.

Mortgage Banking Net Gain on Sale to the Secondary Market

	Quarter ended
(in thousands)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Net gain on mortgage loan origination and sale activities:(1)
Single family:
Servicing value and secondary market gains(2)	$30,233	$19,559	$17,632	$23,076	$43,448
Loan origination and funding fees	6,781	4,761	5,687	8,302	8,267
Total mortgage banking net gain on mortgage loan origination and sale activities(1)	$37,014	$24,320	$23,319	$31,378	$51,715

Composite Margin (in basis points):
Servicing value and secondary market gains / interest rate lock commitments(3)	252	243	266	294	305
Loan origination and funding fees / retail mortgage originations(4)	69	80	84	81	75
Composite Margin	321	323	350	375	380

(1)	Excludes inter-segment activities.

(2)
Comprised of gains and losses on interest rate lock commitments (which considers the value of servicing), single family loans held for sale, forward sale commitments used to economically hedge secondary market activities, and the estimated fair value of the repurchase or indemnity obligation recognized on new loan sales.

(3)	Servicing value and secondary marketing gains have been aggregated and are stated as a percentage of interest rate lock commitments.

(4)	Loan origination and funding fees is stated as a percentage of mortgage originations from the retail channel and excludes mortgage loans purchased from WMS Series LLC.

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment (continued)

Mortgage Banking Servicing Income

	Quarter ended
(in thousands)	Jun. 30, 2014		Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Servicing income, net:
Servicing fees and other	$9,095		$8,959	$8,843	$8,145	$7,216
Changes in fair value of single family MSRs due to modeled amortization (1)	(7,109)		(5,968)	(6,016)	(5,665)	(6,964)
	1,986		2,991	2,827	2,480	252
Risk management, single family MSRs:
Changes in fair value of MSR due to changes in model inputs and/or assumptions (2)	(3,326)	(3)	(5,409)	12,643	(2,456)	15,120
Net gain (loss) from derivatives economically hedging MSR	10,941		9,897	(8,040)	3,631	(13,505)
	7,615		4,488	4,603	1,175	1,615
Mortgage Banking servicing income	$9,601		$7,479	$7,430	$3,655	$1,867

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.

(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

(3)	Includes pre-tax income of $4.7 million, net of transaction costs, resulting from the sale of single family MSRs during the quarter ended June 30, 2014.

Single Family Loans Serviced for Others

(in thousands)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Single family
U.S. government and agency	$9,308,096	$11,817,857	$11,467,853	$10,950,086	$10,063,558
Other	586,978	380,622	327,768	336,158	341,055
Total single family loans serviced for others	$9,895,074	$12,198,479	$11,795,621	$11,286,244	$10,404,613

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment (continued)

Single Family Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013

Beginning balance	$149,646	$153,128	$136,897	$128,146	$102,678
Additions and amortization:
Originations	11,827	7,893	9,602	16,862	17,306
Purchases	3	2	2	10	6
Sale of servicing rights	(43,248)	—	—	—	—
Changes due to modeled amortization (1)	(7,109)	(5,968)	(6,016)	(5,665)	(6,964)
Net additions and amortization	(38,527)	1,927	3,588	11,207	10,348
Changes in fair value due to changes in model inputs and/or assumptions (2)	(2,250)	(5,409)	12,643	(2,456)	15,120
Ending balance	$108,869	$149,646	$153,128	$136,897	$128,146
Ratio of MSR carrying value to related loans serviced for others	1.10%	1.23%	1.30%	1.21%	1.23%
MSR servicing fee multiple (3)	3.67	4.17	4.39	4.08	4.05
Weighted-average note rate (loans serviced for others)	4.19%	4.09%	4.08%	4.13%	4.14%
Weighted-average servicing fee (loans serviced for others)	0.30%	0.29%	0.30%	0.30%	0.30%

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.

(2)
Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates. Includes fair value adjustment of $5.7 million related to the sale of single family MSRs during the quarter ended June 30, 2014.

(3)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures
Tangible common shareholders' equity is calculated by deducting goodwill and intangible assets (excluding mortgage servicing rights) from shareholders' equity. Tangible common shareholders' equity is considered a non-GAAP financial measure and should be viewed in conjunction with shareholders' equity.  Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although we believe these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.
Tangible book value is calculated by dividing tangible common shareholders' equity by the number of common shares outstanding. The return on average tangible common shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average tangible common shareholders' equity.

	Quarter Ended					Six Months Ended
(dollars in thousands, except share data)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Jun. 30, 2014	Jun. 30, 2013

Shareholders' equity	$288,249	$273,510	$265,926	$268,208	$268,321	$288,249	$268,321
Less: Goodwill and other intangibles	(14,690)	(14,098)	(14,287)	(424)	(424)	(14,690)	(424)
Tangible shareholders' equity	$273,559	$259,412	$251,639	$267,784	$267,897	$273,559	$267,897

Book value per share	$19.41	$18.42	$17.97	$18.60	$18.62	$19.41	$18.62
Impact of goodwill and other intangibles	(0.99)	(0.95)	(0.97)	(0.03)	(0.02)	(0.99)	(0.02)
Tangible book value per share	$18.42	$17.47	$17.00	$18.57	$18.60	$18.42	$18.60

Average shareholders' equity	$284,365	$272,596	$268,328	$271,286	$280,783	$278,513	$277,588
Less: Average goodwill and other intangibles	(14,049)	(14,215)	(9,927)	(424)	(424)	(14,132)	(424)
Average tangible shareholders' equity	$270,316	$258,381	$258,401	$270,862	$280,359	$264,381	$277,164

Return on average shareholders’ equity	13.17%	3.38%	(1.28)%	2.45%	17.19%	8.38%	16.58%
Impact of goodwill and other intangibles	0.68%	0.18%	(0.05)%	—%	0.03%	0.44%	0.02%
Return on average tangible shareholders' equity	13.85%	3.56%	(1.33)%	2.45%	17.22%	8.82%	16.60%

The press release contains certain non-GAAP financial disclosures for consolidated net income, excluding acquisition-related expenses, diluted earnings per share, excluding acquisition-related expenses, and Commercial and Consumer Banking segment net income, excluding acquisition-related expenses. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

	Quarter Ended					Six Months Ended
(in thousands)	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Jun. 30, 2014	Jun. 30, 2013

Net income (loss)	$9,362	$2,301	$(861)	$1,662	$12,068	$11,663	$23,008
Add back: Acquisition-related expenses, net of tax	394	545	2,652	301	4	939	4
Net income, excluding acquisition-related expenses	$9,756	$2,846	$1,791	$1,963	$12,072	$12,602	$23,012

Noninterest expense	$62,971	$56,091	$58,868	$58,116	$56,712	$119,062	$112,511
Deduct: acquisition-related expenses	(606)	(838)	(4,080)	(463)	(6)	(1,444)	(6)
Noninterest expense, excluding acquisition-related expenses	$62,365	$55,253	$54,788	$57,653	$56,706	$117,618	$112,505

Diluted earnings (loss) per common share	$0.63	$0.15	$(0.06)	$0.11	$0.82	$0.78	$1.56
Impact of acquisition-related expenses	0.02	0.04	0.18	0.02	—	0.06	—
Diluted earnings per common share, excluding acquisition-related expenses	$0.65	$0.19	$0.12	$0.13	$0.82	$0.84	$1.56

Commercial and Consumer Banking Segment:
Net income (loss)	$3,753	$4,116	$1,435	$4,857	$1,980	$7,869	$(319)
Impact of acquisition-related expenses, net of tax	394	545	2,652	301	4	939	4
Net income (loss), excluding acquisition-related expenses	$4,147	$4,661	$4,087	$5,158	$1,984	$8,808	$(315)